SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                ALYN CORPORATION
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] No fee required.

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        filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
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

                                ALYN CORPORATION
                                16761 HALE AVENUE
                            IRVINE, CALIFORNIA 92606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 18, 2000

TO OUR STOCKHOLDERS:

Please take notice that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Alyn Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Tuesday July 18, 2000, at the Company's corporate offices located at 16761 Hale Avenue, Irvine, California 92606, for the following purposes:

      1. To elect five directors to hold office until the 2001 Annual Meeting of Stockholders (or until their successors are elected and qualified);

      2. To increase the number of authorized shares from 20,000,000 to 55,000,000;

      3. To consider and act upon a proposal to approve a reverse stock split of the Company's existing Common Stock shares issued and outstanding;

      4. To approve the appointment of the Company's auditors Deloitte & Touche LLP; and

      5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Stockholders of record at the close of business on the record date, June 19, 2000, are entitled to notice of, and to vote at the Annual Meeting and any postponement or adjournment thereof.

                                    By Order of the Board of Directors


                                    /S/ RAYMOND E. BROOKS
                                    ------------------------------------
                                        Raymond E. Brooks, Secretary






--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON.
--------------------------------------------------------------------------------

                                ALYN CORPORATION
                                16761 HALE AVENUE
                            IRVINE, CALIFORNIA 92606

                                 PROXY STATEMENT
                                     FOR THE
                2000 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  JULY 18, 2000

                               GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Alyn Corporation, a Delaware corporation ("Alyn" or the "Company"), for use at the 2000 Annual Meeting of Stockholders scheduled to be held on Tuesday July 18, 2000, at 10:00 a.m., local time, or any postponement or adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Company's corporate offices located at 16761 Hale Avenue, Irvine, California 92606. A form of proxy for use at the Annual Meeting and a return envelope for the proxy are also enclosed.

Purpose of the Annual Meeting. It is proposed that at the Annual Meeting: (i) five members be elected to the Board of Directors for terms expiring at the 2001 Annual Meeting of Stockholders (or until their successors are elected and qualified); (ii) the Company further amend its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock;
(iii) the Company authorize a reverse stock split; (iv) the Company appoint as its auditors for the fiscal year ending 2000, the firm of Deloitte & Touche LLP; and (v) the Company transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Company is not aware at this time of any other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

Solicitation and Voting of Proxies; Revocation. Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or by proxy. The Board of Directors urges stockholders to complete, date, sign and return their proxies promptly whether or not they plan to attend the Annual Meeting. All duly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated thereon. In the absence of such instructions, duly executed proxies will be voted "FOR" the election of the director nominees listed below and "FOR" the approval of the other proposals set forth in the Notice of Annual Meeting of Stockholders of the Company.

The submission of a signed proxy will not affect a stockholder's right to attend, or to vote in person at, the Annual Meeting. A stockholder who executes a proxy may revoke it at any time before it is voted by filing a revocation with the Secretary of the Company, executing a proxy bearing a later date or by attending the Annual Meeting and voting in person.

The solicitation will be by mail, and may also be made personally or by telephone by directors, officers and employees of the Company, for which they will receive no compensation other than their regular compensation as directors, officers or employees, if any. All the expenses of the solicitation will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of the Company's voting securities, and the Company will reimburse such brokerage houses and others for their reasonable expenses in so doing. This Proxy Statement and the enclosed proxy card are being mailed to stockholders beginning Friday, June 23, 2000.

Record Date; Voting Rights. Stockholders of record at the close of business on Monday, June 19, 2000 (the "Record Date"), will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding 12,401,970 shares of Alyn common stock, $0.001 par value per share. Holders of common stock are entitled to one vote for each share of common stock registered in their name. As of the Record Date, there were also outstanding an aggregate of 75,000 shares of Convertible Preferred Stock that, in accordance with their terms, vote together with the common stock as a single class with respect to matters such as those that will be voted upon at the Annual Meeting. The holders of those shares of Convertible Preferred Stock are entitled to one vote for each share of common stock into which the shares of Convertible Preferred Stock are convertible as of the Record Date. Accordingly, as of the Record Date, there are outstanding voting securities (common stock and Convertible Preferred Stock) that represent a total of 16,151,970 votes ("Voting Securities"). The presence at the Annual Meeting, in person or by proxy, of stockholders holding a majority of the Voting Securities outstanding on the Record Date will constitute a quorum to transact business at the Annual Meeting. Proposals 1, 3 and 4 to be voted upon at the Annual Meeting require the affirmative vote of a majority in voting power of the Voting Securities that are present in person or by proxy voting as a single class. Proposal 2 requires the affirmative vote of at least a majority of the outstanding stock entitled to vote thereon.

In accordance with applicable Securities and Exchange Commission ("SEC") rules, designated blank spaces are provided on the form of proxy for stockholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for any nominee for director. Under the rules of the principal stock exchanges, when brokers have not received instructions from their customers, brokers holding shares in street name have the authority to vote the shares on some matters, but not others. Such missing votes are called "broker non-votes." Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Since the Company's Certificate of Incorporation requires the affirmative vote of a majority of shares present, in person or by proxy, an abstention on the Company's proposal to ratify the selection of its auditors will have the practical effect of a negative vote since it represents one less vote for approval. With regard to the election of directors, votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, broker non-votes will not be counted for purposes of determining total votes cast and thus will have no effect on the outcome of the election of the Board of Directors or the Company's other proposals.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Information concerning the nominees for election to the Company's Board of Directors is set forth below. Each nominee for election to the Board of Directors named below has consented to being named as a nominee and has agreed to serve if elected. If elected, each director would serve for a one-year term, expiring at the 2001 Annual Meeting of Stockholders (or until such person's successor is elected and qualified). The persons identified as proxies on the enclosed form of proxy intend to vote each properly executed proxy "FOR" the election of the listed nominees for the ensuing terms or until their successors are elected and qualified, unless indicated otherwise in a properly executed form of proxy. If any of the named nominees is not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for a substitute or substitutes unless the Board of Directors chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee for director named below unavailable.

Messrs. van Roon, Burr, Carden, Edwards, and Markbreiter are currently serving on the Company's Board of Directors. Mr. van Roon was appointed as a Director on April 14, 1999. Messrs. Burr and Edwards were appointed as Directors on October 21, 1999. Mr. Burr was also elected Chairman of the Board on October 21, 1999.

The following information with respect to each nominee has been furnished to the Company by such nominee. The ages of the nominees are as of June 19, 2000.

ARNE VAN ROON, 56, has been President, Chief Executive Officer and a Director since April 15, 1999. Mr. van Roon is Chairman of the Company's Executive Committee and a member of the Compensation Committee. From 1984 to 1999, he was founder and President of Van Roon Partners, Ltd., a firm specializing in the development and implementation of growth strategies for emerging companies with new technologies. From 1971 to 1984 he was with Philips Electronics, a Netherlands-based global electronics company, in a variety of senior positions in finance, marketing and executive management in Holland, Germany, Italy, East Africa and the Middle East. Mr. van Roon has a degree from Erasmus University in Rotterdam, The Netherlands.

ROBERT L. BURR, 49, has been a Director of the Company and its Chairman of the Board since October 21, 1999. He is also Chairman of the Company's Compensation Committee and a member of the Executive Committee. Since 1995, Mr. Burr has been a Director of Fleming Asset Management, a part of Robert Fleming Holdings Limited, a global asset management and merchant banking firm. From 1992 to 1995, Mr. Burr managed Kidder, Peabody & Company's Private Equity Group. Prior to joining Kidder, Peabody, he was an investor for over ten years; the majority of this time he spent at Morgan Stanley as Managing General Partner of Morgan Stanley Ventures and also as a General Partner of Morgan Stanley Venture Capital Fund I. Prior to becoming an investor, Mr. Burr was a corporate lending officer with Citibank, N.A. Mr. Burr currently serves on the board of directors of Caliber Learning Network, Inc. and Hudson Technologies, Inc. Mr. Burr received an MBA from Columbia University and a BA from Stanford.

ROBIN A. CARDEN, 43, is the founder of the Company and has been a Director since the Company's formation in 1990. Mr. Carden is a member of the Company's Executive Committee. From the Company's formation until April 1998, he was President and Chief Executive Officer. Prior to 1990, Mr. Carden was employed by Ceradyne Inc., a company engaged in the development and production of advanced ceramics products, as Senior Sales Engineer, and was engaged in developing civilian applications for advanced ceramics products originally developed for military use. Mr. Carden has been issued a number of U.S. patents. Mr. Carden graduated from Long Beach State University with a Bachelor of Science degree.

DAVID J. EDWARDS, 35, has been a Director of the Company since October 21, 1999 and is Chairman of the Audit Committee. Since 1994, Mr. Edwards has been a Senior Vice President at Fleming Asset Management, part of Robert Fleming Holdings Limited, a global asset management and merchant banking firm. Prior to joining Fleming Asset Management, Mr. Edwards was an Associate with Booz Allen & Hamilton, a strategic management consulting company based in New York. From 1987 to 1990, Mr. Edwards was a Process Engineer with Exxon Chemical Corporation. Mr. Edwards currently serves on the board of directors of Impax Laboratories, Inc., a publicly traded specialty pharmaceutical manufacturing company. Mr. Edwards received an MBA from Harvard Business School and a Masters in Engineering from Cambridge University.

MICHAEL MARKBREITER, 38, has been a Director of the Company since May 1996. Mr. Markbreiter is a member of the Company's Executive, Audit and Compensation Committees. Currently, Mr. Markbreiter is engaged in management consulting and investing. From 1995 to 1999, Mr. Markbreiter was a portfolio manager for private equity investments for Kingdon Capital Management Corp., a manager of investment funds. In April 1994, he co-founded Ram Investment Corp., a venture capital company. From March 1993 to January 1994, he served as a portfolio manager for Kingdon Capital Management Corp. Prior to February 1993, he worked as an analyst at Alliance Capital Management Corp. Mr. Markbreiter currently serves as a Director of Impax Laboratories, Inc., a publicly traded specialty pharmaceutical manufacturing company and Neff Corporation, a publicly traded company. Mr. Markbreiter graduated from Cambridge University with a degree in Engineering.

     UNLESS INDIVIDUAL STOCKHOLDERS INDICATE OTHERWISE, EACH RETURNED PROXY
           WILL BE VOTED "FOR" THE ELECTION TO THE BOARD OF DIRECTORS
                    OF EACH OF THE FIVE NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

During 1999, the Board of Directors held five meetings. All of the members of the Board of Directors attended all meetings. The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee.

The Executive Committee has all the powers of the Company's full Board of Directors, except that it is not authorized to amend the Company's Certificate of Incorporation, declare any dividends or issue shares of capital stock of the Company. The Executive Committee held no separate meetings in 1999. All issues relevant to the Executive Committee were addressed by the full Board of Directors. The Executive Committee currently consists of Messrs. van Roon (Chairman), Burr, Carden, and Markbreiter. Following the Annual Meeting, if all nominees for Director are elected, the Executive Committee is expected to consist of Messrs. van Roon, Burr, Carden and Markbreiter. As of December 31, 1999, the Executive Committee consisted of Messrs. van Roon (Chairman), Burr, Carden, and Markbreiter.

The Audit Committee was established in June 1996. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, review the scope of the annual audit and other services the independent auditors are asked to perform, review the report on the Company's financial statements following the audit, review the accounting and financial policies of the Company and review management's procedures and policies with respect to the Company's internal controls. The Audit Committee currently consists of Messrs. Edwards (Chairman), and Markbreiter. The Audit Committee held two separate meetings in 1999. Following the Annual Meeting, if all nominees for Director are elected, the Audit Committee is expected to consist of Messrs. Edwards, Burr and Markbreiter. As of December 31, 1999, the Audit Committee consisted of Messrs. Edwards (Chairman) and Markbreiter.

The Compensation Committee held one separate meeting in 1999. All of its functions are discussed in the Report on Executive Compensation. The Compensation Committee currently consists of Messrs. Burr (Chairman), van Roon, and Markbreiter. Following the Annual Meeting, if all nominees for Director are elected, the Compensation Committee is expected to consist of Messrs. Burr, van Roon and Markbreiter. As of December 31, 1999, the Compensation Committee consisted of Messrs. Burr (Chairman), van Roon, and Markbreiter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Messrs. Burr, van Roon, and Markbreiter. Mr. van Roon has been President and Chief Executive Officer of the Company since April 1999. Mr. Burr has been Chairman of the Board of the Company since October 21, 1999, succeeding Mr. James Hesburgh, who was Chairman of the Board from April 1999 to October 1999.

DIRECTOR COMPENSATION

Members of the Board of Directors of the Company presently receive no annual remuneration for acting in that capacity. During the period James L. Hesburgh was Chairman of the Board and an employee of the Company (April to October
1999), he received annualized compensation of $72,000. The Company's non-employee Directors are compensated at the rate of $1,500 (plus reasonable expenses) for each attended meeting of the Board of Directors and $500 for each telephonic meeting in which each participates. It should be noted that the Board has currently waived its rights to receive any compensation either in the form of cash or shares of stock. Non-employee Directors are also eligible for the grant of options under the 1999 Stock Incentive Plans that provides for each non-employee Director (currently, Messrs. Burr, Edwards, and Markbreiter) to receive an initial grant of options to purchase 5,000 shares of common stock and an annual grant of options, to be granted as of the date of the Annual Meeting of Stockholders, to purchase 10,000 shares of common stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ABOVE NAMED DIRECTORS TO CONTINUE TO SERVE A ONE YEAR TERM EXPIRING AT THE 2001 ANNUAL STOCKHOLDERS MEETING.

                               EXECUTIVE OFFICERS

See "Proposal 1 - Election of Directors" above for information pertaining to Mr. van Roon, the Company's President and Chief Executive Officer. In addition to Mr. van Roon, Mr. Raymond E. Brooks serves as the Company's Vice President, Finance and Administration and Chief Financial Officer and is the Secretary of the Corporation, and Mr. Maurizio Tosca serves as Vice President of Operations.

RAYMOND E. BROOKS, 58, Vice President, Finance and Administration and Chief Financial Officer joined the Company in early 2000. Prior to joining Alyn, Mr. Brooks was most recently the Chief Financial Officer and Director of Administration for Rohm Electronics, USA, LLC, based in Nashville, Tennessee, a subsidiary of Rohm Co. Ltd., Kyoto, Japan, a manufacturer and distributor of electronic components to the automotive, computer, telecommunications and consumer industries. He served in that capacity from 1994 to 1999. Prior to this time he was CFO/Controller for Rohm Electronics. Mr. Brooks earned his MBA degree, with Honors, from Golden Gate University in San Francisco, and has a Bachelor of Science degree, with Honors, from Arizona State University.

MAURIZIO TOSCA, 48, Vice President, Operations, has over 20 years experience in developing manufacturing companies in countries such as Venezuela, United Kingdom and Italy. Notably, for Duet, Srl, a company Mr. Tosca co-founded in Italy, he specialized in providing engineering solutions to factories dealing in ceramics, and ferrous foundries for automotive products. Most recently, Mr. Tosca was involved in marketing BorALYN(R) in Europe. He was educated at the University of Sciences in Milan.

Executive officers of the Company serve at the discretion of the Board. There are no family relationships between or among any of the Company's directors or executive officers.

AGREEMENTS WITH KEY EXECUTIVES

In April 1999, the Company entered into an agreement with Arne van Roon, the Company's newly appointed President and Chief Executive Officer. The agreement provided that Mr. van Roon shall be paid annual base compensation of $164,320. In June 1999, the Board adjusted Mr. van Roon's annual base compensation to $175,000. The agreement also provides that Mr. van Roon shall be granted options to purchase 750,000 shares of the Company's common stock to vest on April 15, 2004, subject to the following acceleration provisions: (i) 100,000 to be vested on December 31, 1999; (ii) 100,000 to vest on December 31, 2000 if the Company's common stock price is at or above $4.00 per share on that date; and (iii) 50,000 to vest for every whole dollar per share that the Company's common stock price at December 31, 2000 is above $4 per share up to a maximum of $15 per share. On February 18, 1999 Mr. van Roon was granted warrants to purchase up to 50,000 shares of the Company's common stock, subject to vesting based upon the Company's European sales exceeding certain minimum requirements for 1999.

In January 2000, the Company entered into an agreement with Raymond E. Brooks, the Company's newly appointed Vice President and Chief Financial Officer. The agreement provided that Mr. Brooks shall be paid annual base compensation of $135,000. It also provided an incentive bonus of up to 25% and stock options of 150,000 shares at $2.16 per share with 75,000 shares to be fully vested January 1, 2003 and 75,000 shares to be fully vested in January 1, 2004.

In April 2000, the Company entered into an agreement with Maurizio Tosca, the Company's newly appointed Vice President of Operations. The agreement provided that Mr. Tosca shall be paid annual base compensation of $135,000. It also provided an incentive bonus of up to 25% and stock options of 135,000 whereby 35,000 shares at $1.87 per share vested as of January 1, 2000 when Mr. Tosca was working in the capacity as a consultant for the Company, and 50,000 shares to be vested January 1, 2001, and 50,000 shares to be vested January 1, 2002.

In May 1996, the Company entered into a three-year employment agreement with Robin A. Carden, then the Company's President and Chief Executive Officer. On April 20, 1998, Mr. Carden was replaced by Mr. Price as President and Chief Executive Officer. Subject to the provisions for termination provided in his May 1996 agreement, the term of Mr. Carden's employment agreement shall automatically be renewed for a one-year term after the expiration of the initial three-year term, and for successive one-year terms thereafter for a maximum of 10 years. The employment agreement provides that Mr. Carden's annual base salary shall be determined by the Board of Directors, but in no event shall such annual salary be less than $150,000, which amount shall be increased annually in an amount equal to at least the annual Consumer Price Index. In addition to his base salary, Mr. Carden was entitled to bonus consideration and a customary benefits package. The employment agreement prohibits Mr. Carden from (i) competing with the Company for a period of two years following termination of employment with the Company, and (ii) disclosing confidential information or trade secrets in any unauthorized manner. Mr. Carden resigned as an active employee of the Corporation effective March 31, 2000, thereby terminating any further obligation by the Company related to this employment agreement. Mr. Carden continues to provide sales and technology support on a consulting basis effective April 1, 2000.

                             EXECUTIVE COMPENSATION

The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and the other executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during such period.

SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION
                                                   -------------------
                                                                                      NUMBER OF
                                                                                     SECURITIES
                                                                   OTHER ANNUAL      UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR      SALARY       BONUS(2)     COMPENSATION        OPTIONS        COMPENSATION(1)
---------------------------    ----      ------       --------     ------------      ----------       ---------------

Steven S. Price,               1999      267,016
former President and           1998      170,803       41,670                         160,000                 4,550
Chief Executive Officer        1997                                                                           5,950
                               1996


Robin A. Carden,               1999      162,070
Founder, formerly              1998      162,521                                                              7,200
President and Chief            1997      156,667                                                              6,900
Executive Officer              1996      100,000       28,500                                               310,985


Arne van Roon,
President and Chief            1999      121,813                                      750,000                 4,550
Executive Officer


Walter R. Menetrey,            1999        5,666
formerly Executive Vice        1998      148,408
President and Chief            1997      117,708       27,500                          50,000
Operating Officer              1996       65,000


Richard L. Little,             1999      140,176                                       60,000                 3,900
formerly Vice President,       1998      135,000       50,000                                                 2,400
Finance and Administration     1997       84,375       20,000                          60,000                 1,500
and Chief Financial Officer    1996


Jon A. Knartzer,               1999       54,175                                                              1,700
formerly President of          1998       50,833                                       35,000                   800
Operations                     1997
                               1996

------------

(1) For 1999, represents car allowance for Mr. van Roon of $4,550, for Mr. Price of $4,550, for Mr. Little of $3,900 and for Mr. Knartzer of $1,700. For 1998, represents car allowance for Mr. Price of $5,950, Mr. Carden $7,200 Mr. Knartzer $800 and Mr. Little of $2,400. For 1997, represents car allowances for Mr. Carden of $6,900 and Mr. Little of $1,500. For 1996, represents Mr. Carden's $4,800 car allowance, $283,100 in deferred compensation and $22,995 interest on his loan to the Company.

(2) In 1998, Mr. Little received a $50,000 bonus that was paid in 1999. In 1997 Mr. Little received a $20,000 bonus that was paid in 1998.

STOCK OPTION GRANTS AND EXERCISE

   The following table sets forth information regarding stock options granted to each Named Executive Officer during fiscal year 1999 pursuant to the Company's 1996 Stock Option Plan.


                                              # OF TOTAL
                                            AWARDS GRANTED                                           GRANT DATE
                             OPTIONS        TO EMPLOYEES IN    EXERCISE OR BASE     EXPIRATION    PRESENT VALUE(4)
         NAME             GRANTED(1) (#)    FISCAL YEAR(2)     PRICE(3) ($/SH)         DATE            ($/SH)
---------------------     --------------    ---------------    ----------------     ----------    ----------------

Harry Edelson                100,000               7.5%              3.00             04/09/08           $1.64
Richard Little                60,000               4.5%              3.50             11/02/08           $1.91
James Hesburgh                50,000               3.7%              2.63             12/09/08           $1.44
Arne van Roon                750,000              56.2%              2.63             04/09/09           $1.43


------------

(1) Options granted to Mr. van Roon shall be subject to the provisions discussed above under "Agreements with Key Executives". Options granted to Mr. Price were granted subject to certain vesting provisions as described above. Of the options included in the table above, only 160,000 for Mr. Price remain issued and outstanding. The remaining 275,000 have been cancelled. Each option must be exercised within 10 years of the grant date, subject to earlier termination in the event of the optionee's termination of employment with the Company. An incentive stock option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "Ten Percent Stockholder") must be exercised within five years of the grant date. For incentive stock options granted to a Ten Percent Stockholder, the exercise price shall not be less than 110% of the Fair Value per share of common stock.

(2) A total of 1,335,000 options were granted for the fiscal year ended December 31, 1999. At December 31, 1999, 928,500 options were outstanding. Of these, 547,000 options were exercisable. At December 31, 1998 there were 71,500 shares of common stock reserved under the plan for future stock option grants. A total of 260,500 options were granted for the fiscal year ended December 31, 1997. At December 31, 1997, 524,500 shares were outstanding. Of these, 138,894 options were exercisable. At December 31, 1997 there were 475,500 shares of common stock reserved under the plan for future stock option grants. In October 1996, the Company granted options for the purchase of 383,000 shares of common stock at the initial public offering price, all of which were outstanding at December 31, 1996. Of the options outstanding at December 31, 1996, 25,000 options were exercisable.

(3) The exercise price for each option granted under the 1996 Stock Option Plan shall not be less than 100% of the fair market value (the "Fair Value") per share of common stock on the date such option is granted. The exercise price may be paid in cash (by check), by transferring shares of common stock owned by the option holder and having a Fair Value on the date of surrender equal to the aggregate exercise price of the option or, solely with respect to options other than those granted to non-employee Directors, by cash payments in installments or pursuant to a full recourse promissory note, in either case, upon the terms and conditions as the Compensation Committee shall determine. Upon the exercise of any option, the Company is required to comply with all applicable withholding tax requirements.

(4) Represents grant date valuation computed under the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there can be no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Grant date values were determined based in part on the following assumptions for 1999: risk-free rate of return of 6%, no dividend yield, expected life of 5 years and historical volatility of 56%; 1998: risk-free rate of return of 5.50%, no dividend yield, expected life of 5 years, and historical volatility of 56%.

                        REPORT ON EXECUTIVE COMPENSATION(1)

--------

(1) Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the SEC, neither the "Report on Executive Compensation" nor the material under the caption "Performance Measurement Comparison" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended.

INTRODUCTION

Three of Alyn's Directors, Messrs. Burr (Chairman), van Roon, and Markbreiter, currently constitute the Compensation Committee, which, among other things, is responsible for (1) reviewing and approving salaries, benefits and bonuses for all executive officers of the Company; (2) reviewing and approving stock option grants to employees of the Company; and (3) reviewing and recommending to the Board of Directors matters relating to employee compensation and employee benefit plans. The Board of Directors did not modify or reject any action or recommendation of the Compensation Committee regarding compensation for the 1999 fiscal year.

This report sets out the Company's executive compensation philosophy and objectives, describes the components of its executive compensation program and describes the bases on which 1999 executive compensation determinations were made with respect to the executive officers of the Company, including those named in the Summary Compensation Table preceding this report.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

In establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other employees of the Company, the Compensation Committee is guided by three basic principles:

     o The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel;

     o Executive cash compensation in excess of base salaries should be tied to Company and individual performance; and

     o The financial interests of the Company's executives should be aligned with the financial interests of the stockholders, primarily through stock option grants and incentive compensation.

COMPENSATION PROGRAM COMPONENTS

Consistent with the Company's executive compensation objectives, compensation for its senior executives consists of three elements: an annual base salary, annual incentive compensation and long-term incentive compensation.

Annual Base Salary. The Compensation Committee annually reviews each executive's base salary. Salary levels are generally targeted at and correspond to the median of the range of compensation paid by similarly situated companies. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through job evaluation and market comparisons. Base pay levels for the executive officers are competitive within a range that the Compensation Committee considers to be reasonable and necessary to attract and retain qualified executives. Increases in base salary are primarily the result of individual performance, which includes meeting specific goals established by the Compensation Committee. The criteria used in evaluating individual performance varies depending on the executive's function, but generally include leadership inside and outside the Company; advancing the Company's interests with customers, vendors and in other business relationships; product quality and development; and advancement in skills and responsibility.

Annual Incentive Compensation. The Compensation Committee annually considers the performance of the Company and of each executive in determining the amount of cash compensation to be paid in excess of base salaries. The Compensation Committee also considers Management recommendations regarding bonus compensation for all other employees, which are based upon Company and individual performance.

Long-Term Incentive Compensation. The 1996 and 1999 Stock Incentive Plan authorizes the Compensation Committee to make grants and awards of stock options to the Company's employees. The stock options are granted with an exercise price equal to the market price of the Company's common stock on the date of grant, have a duration of ten years, and vest over three or four years. This approach is designed to motivate management to increase stockholder value over the long-term since, the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In determining the number of options awarded, the Compensation Committee considers competitive practices, the duties and scope of responsibilities of each officer's position and the amount and terms of options already held by management.

Chief Executive Officer's Compensation. On April 15, 1999, Mr. van Roon was appointed President and Chief Executive Officer at an annual base compensation of $164,320 and received options to purchase 750,000 shares of the Company's common stock. On June 23, 1999, the Board of Directors raised Mr. van Roon's annual base compensation to $175,000.

SUMMARY

The Compensation Committee believes that the compensation program for the executives of the Company is comparable with the compensation programs provided by comparable companies and serves the best interests of the stockholders of the Company. The Compensation Committee also believes that annual performance pay is appropriately linked to individual performance, annual financial performance of the Company and stockholder value.

                                    THE COMPENSATION COMMITTEE

                                    Robert L. Burr (Chairman)
                                    Arne van Roon
                                    Michael Markbreiter

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned, including shares of common stock issuable upon conversion of Convertible Preferred Stock owned, upon exchange of exchangeable debt and upon exercise of warrants, as of June 19, 1999, by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the common stock, (ii) each Director and nominee for Director and (iii) the Directors and officers of the Company as a group. Unless otherwise noted, all shares and equivalents are owned directly with sole voting and dispositive powers.

                                                    Beneficial Ownership
                                                    --------------------
Name(1)                                       No. of Shares       % of Total
----                                          -------------       ----------

Fleming US Discovery Fund III, L.P. and
Fleming US
     Discovery Offshore Fund III, L.P.(2)       6.579,166            43.67%
Kingdon Capital Management Corp.(3)             3,235,455            21.48%
Robin A. Carden                                 2,544,500            16.89%
Talisman Capital Opportunity Fund Ltd.(4)       1,607,465            10.67%
Capital Guardian Trust(5)                         928,200             6.16%

Arne van Roon(6)                                  108,000
                                                                          *
Michael Markbreiter(7)                             35,000                 *
Maurizio Tosca(8)                                  35,000                 *


*Less than 1%.

(1) The address for each of the persons in the table below is c/o Alyn Corporation, 16761 Hale Avenue, Irvine, California 92606.

(2) Includes 3,750,000 shares of common stock that would be issuable upon conversion of 75,000 shares of Series C Convertible Preferred Stock and warrants to purchase up to 2,812,500 shares of common stock, subject to certain provisions which provide for a reduction in the number of shares of common stock for which the warrants are exercisable upon reaching certain financial performance objectives. Includes options immediately exercisable for 16,666 shares of common stock granted to Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. as compensation for Robert L. Burr's and David J. Edwards', employees of Robert Fleming Inc., service on the Board of Directors of the Company.

(3) Includes shares of common stock held by M. Kingdon Offshore NV, Kingdon Associates, L.P. and Kingdon Partners, L.P. Does not include the shares of common stock underlying immediately exercisable options that appear in the table above opposite the name of Michael Markbreiter, a Director of the Company and formerly an employee of Kingdon Capital Management Corp. ("Kingdon"). Mr. Mark Kingdon is the sole shareholder, director and executive officer of Kingdon. Mr. Markbreiter serves on the Board of Directors as the representative of Kingdon.

(4) Includes 1,000,000 shares of common stock that would be issuable upon exchange of $3 million in exchangeable debt, at an assumed price of $3.00 per share, and warrants to purchase 420,000 shares of common stock.

(5) Shares held are as reported as of June 30, 1999 in such stockholder's recent 13D filing.

(6) Includes options immediately exercisable for 100,000 shares of common stock. Does not include options to purchase 650,000 shares of common stock which are not immediately exercisable.

(7) Includes options immediately exercisable for 35,000 shares of common stock for Michael Markbreiter.

(8) Includes options immediately exercisable for 35,000 shares of common stock for Maurizio Tosca.

                  PROPOSAL 2 - INCREASE AUTHORIZED SHARES

In order to for the Company to be in a position to continue to raise additional capital, should that be necessary, it will need to increase the current number of authorized shares. The Company may also need additional authorized shares for future option grants or other services related to retaining qualified personnel. The Company's Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 20,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2000 there were 12,401,970 shares of common stock currently issued and outstanding and an additional 8,942,900 shares which would be issued in future years upon the exercise of outstanding preferred stock, warrants, and stock options. Accordingly, the Company requires additional authorized shares in order to fully reserve for the exercise of preferred stock, warrants and stock options, as well as to have shares available for future issuances.

The Company has no present plans to issue additional shares, and the Board has determined that the increase in the number of authorized shares sought hereby adequately balances the Company's reasonably anticipated needs to have shares available for issuance and the costs of seeking shareholder approval amendments of the Certificate of Incorporation on multiple occasions.

If this Proposal 2 is approved, the Board of Directors will not solicit shareholder approval to issue additional authorized shares of common stock, except to the extent that such approval may be required by law.

In the event that the reverse stock split described in Proposal 3 below is not approved by the stockholders, the Board of Directors has approved an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 55,000,000. Such an amendment would not effect any change in the Company's currently outstanding common stock. Should Proposal 3 be approved, which authorizes a 5 to 1 reverse stock split, then the 55,000,000 authorized shares would be adjusted accordingly to 11,000,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 20,000,000 TO 55,000,000.

                        PROPOSAL 3 - REVERSE STOCK SPLIT

THE REVERSE STOCK SPLIT PROPOSAL

On May 23, 2000, the Board of Directors adopted a resolution directing that the Stockholders consider and vote upon a possible reverse stock split of the Company's Common Stock. The Board believes that the reverse stock split is beneficial to the Company and the Stockholders. The principal reasons for the reverse stock split are to aid the Company in meeting listing requirements for the Nasdaq Stock Market, to attempt to enhance investor interest in the Common Stock and to attempt to help the investment community realize the underlying value of the Common Stock.

Under the terms of the reverse stock split Proposal being submitted to the Stockholders, the Board of Directors would be authorized to file an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock in an amount not greater than one share of Common Stock for each 5 shares of outstanding Common Stock at any time prior to the Company's next Annual Meeting of Stockholders on July 18, 2000. Assuming Stockholder approval of the reverse stock split Proposal, the Board of Directors would retain the discretion to implement a reverse stock split of not greater than 1:5, or to abandon the reverse stock split Proposal.

In determining when or if the Board will implement the reverse stock split Proposal, the Board of Directors may consider a variety of factors in determining whether to proceed with the reverse stock split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Company's Common Stock, business developments and the Company's actual and projected financial performance.

If the Stockholders' approve the reverse stock split Proposal at the annual meeting, the Board of Directors will retain the absolute discretion to implement the reverse stock split Proposal in an amount not greater than 1:5 at any time prior to the Company's next Annual Meeting of Stockholders in 2001, or to abandon implementation of the reverse stock split. On May 23, 2000, the closing price of the Company's Common Stock was $0.75 per share.

If the Stockholders approve the reverse stock split Proposal and the Board of Directors thereafter elects to implement the reverse split, the Company intends to issue a press release announcing the terms and effective date of the reverse split not less than 10 days prior to the effective date of the reverse split.

REASONS FOR THE REVERSE STOCK SPLIT PROPOSAL

The Company believes the reverse split is necessary to achieve compliance with the quantitative listing maintenance criteria established by Nasdaq regarding the minimum bid price of listed securities. For maintaining its listing on the Nasdaq National Market, the minimum bid price per share required is to be at least $1.00. The Company believes that, other than the minimum bid price, it will meet all of the listing requirements required for listing on Nasdaq.

The Company expects that, as a result of the reverse split, the market price of the Common Stock would increase, thereby enabling the Company to continue its compliance with the Nasdaq $1.00 minimum bid price requirement.

The Board also believes that the current low per share price of the Common Stock may have a negative effect on the price and marketability of existing shares, the amount and percentage (relative to share price) of transaction costs paid by individual Stockholders and the potential ability of the Company to raise capital by issuing additional shares of Common Stock or other securities convertible into Common Stock or to undertake merger or acquisition transactions. Reasons for these effects include internal policies and practices of certain institutional investors which prevent or tend to discourage the purchase of low-priced stocks, the fact that many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin and a variety of brokerage house policies and practices which tend to discourage individual brokers within those firms from dealing in low-priced stocks.

In addition, since broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual Stockholders paying transaction costs which are a higher percentage of the share price than would be the case if the share price were substantially higher. The Board believes that the reverse stock split, and the expected resulting increased price level, may enhance investor interest in the Common Stock and may help the investment community realize the underlying value of the Common Stock. There is however, no assurance that any of the foregoing effects will occur.

While the Board of Directors believes that the shares of Common Stock will trade at higher prices than those which have prevailed in recent months, there is no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the reverse stock split since there are numerous factors and contingencies which could affect such price. There is no assurance that the Company will continue to meet the listing requirements for Nasdaq following the reverse stock split.

IMPLEMENTATION OF THE REVERSE STOCK SPLIT

The reverse stock split, if implemented, will be formally implemented by filing an amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware amending the Company's Certificate of Incorporation to reflect the reverse stock split, effective as of 5:00 p.m., Eastern time, on the date of the filing of such amendment with the Delaware Secretary of State (the "Effective Time"). At the Effective Time all outstanding shares of Common Stock held by each holder of record on such date would be automatically combined into such lesser number of shares as is determined by the Board of Directors, without any further action on the part of the Stockholders. No fractional shares will be issued. All fractional shares for one-half share or more will be increased to the next higher whole number of shares and all fractional shares less than one-half share will be decreased to the next lower whole number of shares, respectively.

EFFECTS OF THE REVERSE STOCK SPLIT

The effect of the reverse stock split upon holders of Common Stock will be that the total number of shares of the Company's Common Stock (each, an "Old Share") held by each Stockholder will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the reverse split divided by the number determined by the Board of Directors, not to exceed 5, adjusted as described below, for any fractional shares (each, a "New Share").

Assuming the reverse stock split is approved by the Company's Stockholders at the Annual Meeting and implemented by the Company, each Stockholder's percentage ownership interest in the Company and proportional voting power will remain unchanged, except for the minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the reverse stock split.

All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split. The reverse stock split would not affect any Stockholder's proportionate equity interest in the Company except for those Stockholders who would receive an additional share of Common Stock in lieu of fractional shares.

The reverse stock split may result in some Stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

CERTAIN RIGHTS OF COMMON STOCKHOLDERS

The holders of Common Stock have equal rights to dividends when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company, subject to any rights, preferences or privileges of holders of any outstanding preferred stock. Holders of Common Stock do not have preemptive rights. Holders of Common Stock are entitled to one vote per share on all matters which Stockholders are entitled to vote upon at all meetings of Stockholders.

The Common Stock is currently registered under Section 12(g) of the Exchange Act, and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the Common Stock under the Exchange Act.

Pursuant to Delaware law the Company's Stockholders are not entitled to dissenters' rights of appraisal with respect to the reverse stock split Proposal.

EXCHANGE OF STOCK CERTIFICATES

Assuming the reverse stock split is approved by the Stockholders and implemented by the Company, Stockholders will be required to exchange their stock certificates for new certificates representing the shares of new Common Stock. Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent following the effectiveness of the reverse stock split. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. Stockholders should not submit any certificates until requested to do so.

FEDERAL INCOME TAX CONSEQUENCES

The following description of federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. The Company, however, believes that because the reverse stock split is not part of a plan to periodically increase a Stockholder's proportionate interest in the assets or earnings and profits or the Company, the reverse stock split will have the following federal income tax effects:

     1. The reverse stock split will constitute a reorganization within the meaning of Section 368(a)(1)(E)(5) of the Code.

     2. A Stockholder will not recognize gain or loss on the exchange. In the aggregate, the stockholder's basis in the New Shares will equal such Stockholder's basis in the Old Shares.

     3. A Stockholder's holding period for the New Shares will be the same as the holding period of the Old Shares exchanged therefor.

The Company will not recognize any gain or loss on the exchange by reason of
Section 1032 of the Code.

The federal income tax discussion with respect to the reverse stock split set forth above is included for general information only. All Stockholders are advised to consult their own tax advisors as to federal, state and local or foreign tax consequences applicable to them which could result from the reverse stock split.

STOCKHOLDER VOTE

The affirmative vote of the holders of shares representing a majority of the outstanding shares on the record date is required to adopt the reverse stock split Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO EFFECT THE REVERSE STOCK SPLIT AT THE DISCRETION OF THE BOARD OF DIRECTORS.

                     PROPOSAL 4 - APPOINTMENT OF INDEPENDENT
                         AUDITORS, DELOITTE & TOUCHE LLP

Alyn Corporation appointed Deloitte & Touche LLP as its independent auditors for the fiscal year ending 1999 and fiscal year ending 2000. The firm is considered very well versed in the high tech industry as well as working with emerging companies such as Alyn Corporation. With their thorough approach to reporting, we issued a 10K Annual Report for fiscal year ending 1999 which had much more detail for stockholders to review than the previous 10K reports issued. Deloitte & Touche LLP have committed to work with Alyn Corporation during its emergence from a research and development type of company to a manufacturing organization which can realize much greater potential in revenue growth. Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

STOCKHOLDER VOTE

The affirmative vote of the holders of shares representing a majority of the outstanding shares on the record date is required to adopt the appointment of Deloitte & Touche LLP as Alyn Corporation's independent auditors for the fiscal year ending December 31, 2001.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPOINT DELOITTE & TOUCHE LLP AS ALYN CORPORATION'S OUTSIDE AUDITORS.

                       PERFORMANCE MEASUREMENT COMPARISON

The following data provides a comparison of the cumulative total stockholder return for the period from December 31, 1997 through December 31, 1999 (assuming reinvestment of any dividends) among the Company, the NASDAQ Stock Market-U.S. Index and the Russell 2000 Index.

                 COMPARISON OF 12 MONTH CUMULATIVE TOTAL RETURN
           AMONG ALYN CORPORATION, THE NASDAQ STOCK MARKET U.S. INDEX
         AND THE RUSSELL 2000 INDEX FOR PERIOD ENDED DECEMBER 31, 1999*

* ASSUMES THAT THE VALUE OF THE INVESTMENT IN ALYN CORPORATION COMMON STOCK AND EACH INDEX WAS $100 ON DECEMBER 31, 1996 AND THAT ALL DIVIDENDS WERE REINVESTED.

                                               CUMULATIVE TOTAL RETURN
                                       --------------------------------------
                                       DEC-96     DEC-97    DEC-98     DEC-99
                                       ------     ------    ------     ------

Alyn Corporation                         100          97        39        14
NASDAQ Stock                             100         124       170       247
Russell 2000 Index                       100         121       116       137



                           INCORPORATION BY REFERENCE

The Securities Exchange Act of 1934 allows the Company to "incorporate by reference" information into this proxy statement. This means that the Company can disclose important information to stockholders by referring stockholders to another document filed separately with the SEC. This proxy statement incorporates by reference the Company's Current Report on Form 8-K/A filed February 1, 2000.

                                  ANNUAL REPORT

A copy of the Company's Annual Report to Stockholders is being provided to each stockholder of the Company with this Proxy Statement. Additional copies may be obtained without charge by writing to Alyn Corporation, 16761 Hale Avenue, Irvine, California 92606, Attention: Secretary.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain officers of the Company and its directors, and persons who own beneficially more than ten percent of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership of common stock of the Company with the SEC, the Nasdaq National Market and the Company. Based solely on a review of the reports and representations provided to the Company by the above-referenced persons, the Company believes that during 1998 all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely satisfied. In making these statements, the Company has relied on representations of its directors, officers and greater than ten percent beneficial owners, and copies of reports they have filed with the SEC.

                              STOCKHOLDER PROPOSALS

The eligibility of stockholders to submit proposals, the proper subjects of stockholder proposals and the form of stockholder proposals are regulated by Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended. In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 2001 Annual Meeting of stockholders must be received by the Company at its principal executive office, 16761 Hale Avenue, Irvine, California 92606, no later than February 23, 2001 if such proposals are to be considered for inclusion in the Company's proxy statement for the 2001 Annual Meeting of stockholders. Each proposal submitted should include the full and correct name and address of the stockholder(s) making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof should also be submitted with the proposal. The stockholder or his or her representative must appear in person at the annual meeting and must present the proposal, unless he or she can show good reason for not doing so.

                                    By Order of the Board of Directors

                                    /S/ RAYMOND E. BROOKS
                                    ----------------------------------
                                    Raymond E. Brooks
                                    Secretary

[PROXY CARD]

                                                      07/18/00 AT 10:00 A.M. PSI
                                                              1985 ITEM(S)       4404045 SHARE(S)

                                                                           DIRECTORS
                                                                           ---------
                                                                 (MARK "X" FOR ONLY ONE BOX)
CUSIP: 022611107

DIRECTORS              CONTROL NO [           ]      [ ]  FOR ALL NOMINEES
---------
DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE      [ ]  WITHHOLD ALL NOMINEES
FOLLOWING NOMINEES
                                                     [ ]  WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
   1 - ROBERT L. BURR, 2 - ARNE VAN ROON,                 NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.
  3 - DAVID J. EDWARDS, 4 - ROBIN A. CARDEN,
         5 - MICHAEL MARKBREITER                     USE NUMBER ONLY _____________________________


                                         DIRECTORS
PROPOSAL(S)                              RECOMMEND
-----------                              ---------

1.   TO ELECT FIVE DIRECTORS TO HOLD                 FOR    AGAINST    ABSTAIN   PLEASE INDICATE YOUR PROPOSAL SELECTION BY
     OFFICE UNTIL THE 2001 ANNUAL                    [ ]      [ ]        [ ]     FIRMLY PLACING AN "X" IN THE APPROPRIATE
     MEETING OF STOCKHOLDERS (OR UNTIL                                           NUMBERED BOX WITH BLUE OR BLACK INK ONLY. [X]
     THEIR SUCCESSORS ARE ELECTED AND
     QUALIFIED.                                                                  SEE VOTING INSTRUCTION NO. 3 ON REVERSE

2.   TO INCREASE THE NUMBER OF                       FOR    AGAINST    ABSTAIN   ACCOUNT NO:
     AUTHORIZED SHARES FROM 20,000,000               [ ]      [ ]        [ ]
     TO 55,000,000.                                                              CUSIP: 022611107

3.   TO CONSIDER AND ACT UPON A PROPOSAL             FOR    AGAINST    ABSTAIN   CONTROL NO [                  ]
     TO APPROVE A REVERSE STOCK SPLIT OF             [ ]      [ ]        [ ]
     THE COMPANY'S EXISTING COMMON STOCK                                         CLIENT NO:
     SHARES ISSUED AND OUTSTANDING.
                                                                                 PLACE "X" HERE IF YOU PLAN TO ATTEND
4.   TO APPROVE THE APPOINTMENT OF THE               FOR    AGAINST    ABSTAIN   AND VOTE YOUR SHARES AT THE MEETING [ ]
     COMPANY'S AUDITORS DELOITTE &                   [ ]      [ ]        [ ]
     TOUCHE LLP.
                                                                                 ADP
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